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                                  "EXHIBIT 23"

                           INDEPENDENT AUDITORS' CONSENT




The Board of Directors
International Bancshares Corporation:

We consent to incorporation by reference in Registration Statement No. 33-15655 on Form S-8 of International Bancshares Corporation of our report dated February 22, 2002 with respect to the consolidated statements of condition of International Bancshares Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the December 31, 2001 annual report on Form 10-K of International Bancshares Corporation. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards Board ("SFAS") No. 141, "Business Combinations", and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets."


/s/ KPMG LLP




San Antonio, Texas
March 29, 2002